Exhibit 99.1

SIGNATURE

Blackstone Holdings IV L.P.		08/24/2026

By:	Blackstone Holdings IV GP L.P., its general partner
By:	Blackstone Holdings IV GP Management (Delaware) L.P., its general partner
By:	Blackstone Holdings IV GP Management L.L.C., its general partner

By:	/s/ Victoria Portnoy
Name:	Victoria Portnoy
Title:	Managing Director - Assistant Secretary

Blackstone Holdings IV GP L.P.		08/24/2026

By:	Blackstone Holdings IV GP Management (Delaware) L.P., its general partner
By:	Blackstone Holdings IV GP Management L.L.C., its general partner

By:	/s/ Victoria Portnoy
Name:	Victoria Portnoy
Title:	Managing Director - Assistant Secretary

Blackstone Holdings IV GP Management (Delaware) L.P.		08/24/2026

By:	Blackstone Holdings IV GP Management L.L.C., its general partner

By:	/s/ Victoria Portnoy
Name:	Victoria Portnoy
Title:	Managing Director - Assistant Secretary

Blackstone Holdings IV GP Management L.L.C.		08/24/2026

By:	/s/ Victoria Portnoy
Name:	Victoria Portnoy
Title:	Managing Director - Assistant Secretary

Blackstone Holdings I L.P.		08/24/2026

By:	Blackstone Holdings I/II GP L.L.C., its general partner

By:	/s/ Victoria Portnoy
Name:	Victoria Portnoy
Title:	Managing Director - Assistant Secretary

Blackstone Holdings I/II GP L.L.C.		08/24/2026

By:	/s/ Victoria Portnoy
Name:	Victoria Portnoy
Title:	Managing Director - Assistant Secretary

Blackstone Inc.		08/24/2026

By:	/s/ Victoria Portnoy
Name:	Victoria Portnoy
Title:	Managing Director - Assistant Secretary

Blackstone Group Management L.L.C.		08/24/2026

By:	/s/ Victoria Portnoy
Name:	Victoria Portnoy
Title:	Managing Director - Assistant Secretary

/s/ Stephen A. Schwarzman		08/24/2026
Stephen A. Schwarzman